                                                                     EXHIBIT 5.1

COOLEY GODWARD LLP               ATTORNEYS AT LAW             Palo Alto, CA
                                                              650 843-5000

                                                              Reston, VA
                                 380 Interlocken Crescent     703 456-8000
                                 Suite 900
                                 Broomfield, CO               San Diego, CA
                                 80021-8023                   858 550-6000
                                 Main     720 566-4000
                                 Fax      720 566-4099        San Francisco, CA
                                                              415 693-2000
October 1, 2003                  www.cooley.com

Myogen, Inc.                     JAMES C. T. LINFIELD
7575 West 103rd Avenue           (720) 566-4010
Suite 102                        linfieldjct@cooley.com
Westminster, CO  80021

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Myogen, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering an underwritten public offering of up to 5,750,000 shares of common stock, including up to 5,000,000 shares to be sold by the Company (the "Company Shares") and 750,000 shares for which the Underwriters have been granted an over-allotment option.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the laws of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Company Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By: /s/ James C.T. Linfield
   ------------------------
   James C.T. Linfield